Exhibit 10.11

EXECUTION COPY

TERRAN ORBITAL CORPORATION

NOTICE OF GRANT OF RESTRICTED STOCK UNITS

(U.S. Participants)

Terran Orbital Corporation, a Delaware corporation (the “Company”), has granted to the Participant an award (the “Award”) of certain units pursuant to the Amended and Restated Terran Orbital Corporation 2014 Equity Incentive Plan (the “Plan”) and the Company’s Restricted Stock Unit Agreement (the “Award Agreement”), each of which represents the right to receive on the applicable Settlement Date (as defined below) one (1) Share, as set forth below. Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to such term in the Plan.

Participant:		Employee ID:
Date of Grant:
Total Number of Units:	(each a “Unit”), subject to adjustment as provided by the Award Agreement.
Expiration Date:	The seventh (7th) anniversary of the Date of Grant.
Vesting Start Date:	___________
Vested Units:

The vesting of each Unit requires the satisfaction of both the Service Condition (as defined below) and Liquidity Event Condition (as defined below) on or before the Expiration Date. Each Unit will vest and become non-forfeitable on the first date (the “Vesting Date”) on which both of the Service Condition and Liquidity Event Condition have been satisfied with respect to such Unit on or before the Expiration Date, provided that, except as otherwise provided by the Award Agreement, the Participant’s Continuous Service has not terminated before the applicable Vesting Date, as determined by the Board:

Service Condition

The Service Condition will be satisfied for a portion of the Total Number of Units (as defined above) by the Participant’s Continuous Service through the applicable date, as follows, provided, the Participant’s Continuous Service has not been terminated prior to the applicable Service Date (as defined below):

	Service Date	Portion of Units for which Service Condition Satisfied
	1st anniversary of Vesting Start Date	50%
	2nd anniversary of Vesting Start Date	50%
Liquidity Event Condition

The Liquidity Event Condition will be satisfied prior to the Expiration Date upon the first to occur of: (i) the declaration that an Initial Public Offering (as defined in the Award Agreement) is effective provided that the Participant’s Continuous Service has not terminated before such date, and (ii) the time immediately prior to the consummation of a Change in Control (as defined in the Plan), provided that, in either of (i) or (ii), the Participant’s Continuous Service has not terminated before such date.

Settlement Date:

Except as provided by the Award Agreement, the Settlement Date with respect to each Unit shall be the Vesting Date applicable to such Unit; provided, however, that if the Liquidity Event Condition is satisfied by an effective Initial Public Offering, then the Settlement Date for any Unit that vests and becomes non-forfeitable prior to the lapsing of any lock-up period described in Section 13 of the Award Agreement shall be the first to occur of (i) the date on which such lock-up period lapses and (ii) a date determined by the Board, which, in each of (i) and (ii), shall be no later than the 15th day of the third month following the end of the Applicable Year in which the Unit vests and is non-forfeitable. For this purpose, “Applicable Year” means the calendar year or the Company’s fiscal year, whichever year ends later.

By their signatures below or by electronic acceptance or authentication in a form authorized by the Company, the Company and the Participant agree that the Award is governed by this Grant Notice and by the provisions of the Award Agreement and the Plan, both of which are made a part of this document. The Participant acknowledges that copies of the Plan and the Award Agreement are available on the Company’s internal web site and may be viewed and printed by the Participant for attachment to the Participant’s copy of this Grant Notice. The Participant represents that the Participant has read and is familiar with the provisions of the Award Agreement and the Plan, and hereby accepts the Award subject to all of their terms and conditions.

TERRAN ORBITAL CORPORATION	PARTICIPANT

By:
[Officer Name]	Signature
[Officer Title]
Date
Address:
Address

ATTACHMENTS: Amended and Restated Terran Orbital Corporation 2014 Equity Incentive Plan, and the Terran Orbital Corporation Restricted Stock Unit Agreement